FINAL SETTLEMENT AGREEMENT
               RE CANCELLATION OF CHESAPEAKE SCIENCES CORPORATION
            PURCHASE ORDERS 98B-1819, 98B-1914, 98B-1915, & 98B-2056

                                                                    Exhibit 10.1

This Agreement made effective as of the seventeenth day of August, 1999, regardless of the date of last signature hereto, is by and between Chesapeake Sciences Corporation, 1127B Benfield Boulevard, Millersville, Maryland 21108 ("CSC"), and Hytek Microsystems, Inc., 400 Hot Springs Road, Carson City, NV 89706 ("HYTEK").

WITNESSTH
---------

WHEREAS CSC issued Purchase Orders 98B-1819, 98B-1914, 98B-1915, & 98B-2056 ("the CSC Purchase Orders") to HYTEK for delivery of specific quantities of specific hybrid assemblies, and

WHEREAS HYTEK accepted the CSC Purchase Orders and began production of the specific quantities of specific hybrid assemblies, and

WHEREAS CSC wishes to cancel all remaining undelivered items on the CSC Purchase Orders.

NOW, THEREFORE, upon conclusion of negotiations between the parties and in consideration of the premises and covenants contained herein, and with the intent to be legally bound, CSC and HYTEK agree:

1. Upon execution of this Agreement by authorized representatives of the parties, the CSC Purchase Orders shall be cancelled and null and void with respect to the rights and obligations of the parties relevant to all remaining undelivered items on the CSC Purchase Orders.

2. Appendix A, attached hereto and made a part hereof, is a detailed listing with values of the current inventory of Finished Goods ("FGI"), Work-in-Process ("WIP"), and Components & Other ("RAW") materials related to all remaining undelivered items on the CSC Purchase Orders grouped by hybrid assembly type by inventory category (FGI, WIP, and RAW) with values and notation of the physical location of the material and warranted by HYTEK as being complete, true, and accurate. The total value of the current inventory of FGI, WIP, and RAW materials related to all remaining undelivered items on the CSC Purchase Orders is $2,304,306.00.

3. Appendix B, attached hereto and made a part hereof, is a detailed best efforts estimate by HYTEK of the probable yield quantities of the specific hybrid assemblies into FGI if the WIP & RAW materials were utilized to complete the specific hybrid assemblies.

4.   In full  and  final  settlement  of all  claims  by  HYTEK  related  to the cancellation of the CSC Purchase Orders, CSC shall pay to HYTEK $2,304,306.00 plus interest at 9.5% per annum. Payments to HYTEK are calculated as 66.65% applied to the following payment schedule:

Date or Event                                        Amount
Upon execution of this Agreement by         $300,000.00 ($272,629.53 Principal +
authorized representatives of the parti            $27,370.47   Interest @ 9.5%)
30 September 1999                                   25,212.16  (Interest @ 9.5%)
29 October 1999                                     25,212.16  (Interest @ 9.5%)
30 November 1999                                    25,212.16  (Interest @ 9.5%)
31 December 1999                             300,000.00 ($274,787.84 Principal +
                                                    $25,212.16  Interest @ 9.5%)
31 January 2000                                      23,036.75 (Interest @ 9.5%)
29 February 2000                                     23,036.75 (Interest @ 9.5%)
31 March 2000                               400,000.00  ($376,963.25 Principal +
                                                     $23,036.75 Interest @ 9.5%)
28 April 2000                                       20,052.46  (Interest @ 9.5%)
31 May 2000                                          20,052.46 (Interest @ 9.5%)
30 June 2000                                400,000.00  ($379,947.54 Principal +
                                                     $20,052.46 Interest @ 9.5%)
31 July 2000                                        17,044.54  (Interest @ 9.5%)
31 August 2000                         2,170,039.38  ($2,152,994.84  Principal +
                                                     $17,044.54 Interest @ 9.5%)

The FGI, WIP, and RAW inventory material ("Inventory") shall be held by HYTEK as collateral against payment hereunder. Upon receipt by HYTEK of the final payment above, free and clear title to the Inventory shall vest in CSC. The foregoing notwithstanding, at any time after any principal payment is received by HYTEK hereunder, CSC shall have the right to issue written notice to HYTEK to deliver to CSC at a specified location, and HYTEK shall so deliver, specific quantities of completed specific hybrid assemblies held in FGI provided that the aggregate value of such quantities, as determined by application of the Unit Prices given in paragraph 7 below, shall not exceed the accrued principal payments made to the date of such notice to deliver. Immediately upon CSC's receipt of such specific quantities of completed specific hybrid assemblies, free and clear title to them shall vest in CSC. At any time following the vesting in CSC of free and clear title to the Inventory or any portion thereof and/or while all or any portion of the Inventory remaining following such event is in the care, custody and control of HYTEK, HYTEK shall, at CSC's request, execute promptly financing statement(s) required to perfect and protect the interests of CSC in the Inventory or any portion thereof.

5. In addition to the above $2,304,306.00 inventory value plus interest at 9.5% per annum according to the above payment schedule, CSC shall pay HYTEK $400.00 per month in arrears as a storage fee while the Inventory is in the care, custody and control of HYTEK. In the event that the last storage period is a partial month of storage, such fee shall be prorated for that period. The storage fee shall be invoiced by HYTEK to CSC monthly and shall be due and payable Net 30.

6. While all or any portion of the Inventory is in the care, custody and control of HYTEK, HYTEK shall:

     a. Not move the Inventory to a location other than that specified in Appendix A without CSC's prior written agreement.

     b. Not commingle the Inventory with inventory of its own or third parties but will store it separately and specifically identify it as the Inventory subject to this Agreement.

     c. Not represent to any person for any reason that the Inventory belongs to HYTEK or to any third party except as provided for hereunder.

     d. Not attempt to sell, mortgage, pledge, assign, borrow against or otherwise create a security interest in favor of third parties in the Inventory without the prior written consent of CSC. Upon any breach of the foregoing, CSC shall have the right to terminate this Agreement without liability for payments, termination charges or any other amounts of any kind excepting only payments then due HYTEK from CSC.

     e. Not use the Inventory for any purpose except for the performance of this Agreement.

     f. Maintain records of all Inventory material and any use, loss or other event that may diminish the Inventory in any way.

     g. Allow CSC, or third party CSC representatives, to enter HYTEK's premises periodically, on reasonable notice and during normal business hours, to inspect the Inventory, conduct physical inventories and to audit the Inventory records.

     h. Maintain the Inventory in a safe manner so as to prevent loss from any cause or deterioration.

     i. Assume all risk of loss, destruction or damage to the Inventory while in HYTEK's custody. HYTEK will immediately notify CSC, in writing, of any such loss, destruction or damage.

     j. Credit against the Inventory value due hereunder until the final payment is made in accordance with paragraph 3 above, or pay to CSC in the event that title to the Inventory has vested in CSC in accordance with paragraph 3 above, for Inventory lost, destroyed or damaged at the value stated in Appendix A hereof or the Inventory item's then-current replacement cost if such specific Inventory item's value is not individually stated in Appendix A hereof. HYTEK shall maintain insurance adequate, but not less than $3,457,323.00, to fulfill its responsibilities herein; and shall provide CSC with a certificate of insurance prior to commencing performance of its obligations hereunder naming CSC as an additional insured and a Loss Payee as its interests are at the time of loss.

     k. Pay all personal property taxes and assessments that may be levied on the Inventory until such time as free and clear title to the Inventory vests in CSC in accordance with paragraph 3 above.

     l. Defend, indemnify and hold harmless CSC from all claims, liabilities, costs and expenses (including attorneys' fees) arising as a result of HYTEK's storage of all or any portion of the Inventory.

7. At its sole option and discretion CSC may at any time, and as many times as CSC may choose to do so, issue to HYTEK, and HYTEK shall accept, Purchase Orders for the completion of all or any portion of the WIP and/or RAW inventory into Finished Goods for delivery to CSC. In such event:

a. The Unit Price for the completed specific hybrid assemblies shall be as follows:

                  CSC Part Number          Description               Unit Price
                  65-400001                 OSC/ATTEN                  $210.00
                  65-400002                 Old PREAMP                 $150.00
                  65-400003                 TRACK/EQUAL                $160.00
                  65-400004                 West PREAMP                $150.00

b. Delivery lead-times shall be mutually agreed between the parties at the time.

c. For the initial Purchase Order issued under this provision, there will be a one-time charge not to exceed $48,500.00 to restart the production line.

d. Credit for payments hereunder in excess of the value of any FGI delivered to CSC as provided in paragraph 4 above may be treated and accounted for, at CSC's sole discretion, as Progress Payments under the Purchase Orders.

8. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Maryland.

9. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

10. Whenever possible each provision of this Agreement shall be interpreted in the same manner as to be effected and valid under applicable law. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

11. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or any other right hereunder and shall not excuse a similar subsequent failure to perform any such term or condition by the other party.

12. All notices and correspondence provided for herein shall be given by depositing same in the United States Mail, first class postage prepaid, mailed to the following addresses:

     If to CSC:                                 If to HYTEK:
     Chesapeake Sciences Corporation.           Hytek Microsystems, Inc.
     Attention: President                       Attention:  President
     1127B Benfield Boulevard                   400 Hot Springs Road
     Millersville, MD  21108                    Carson City,  NV  89706

     The above addresses are the registered offices of the parties. Changes in address shall be given by utilizing the notice provisions of this paragraph.

13. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Neither party shall be construed as being empowered to act on behalf of the other for any purpose.

IN WITNESS THEREOF, the parties have duly executed this Agreement to be effective as of the date set forth above regardless of the date of last signature hereto below.


AGREED ON BEHALF OF                                  AGREED ON BEHALF OF
CHESAPEAKE SCIENCES CORPORATION                      HYTEK MICROSYSTEMS, INC.

By:      /s/ John C. McDaris                         By:  /s/ Charles Byrne
-------------------------------                      --------------------------
        John C. McDaris                                   Charles Byrne

Title:            President                          Title:            President

Date:    9/16/99                                     Date:    9/14/99
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